Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Third Quarter 2020 Results

ORLANDO, Fla. (Oct. 29, 2020) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its third quarter 2020 results.

Third Quarter 2020 Results1

•	Contract sales in the third quarter were $117 million.
•	Net Owner Growth (NOG) for the 12 months ended Sept. 30, 2020, was 1.9%.
•	Total revenues for the third quarter were $208 million compared to $466 million for the same period in 2019.
•	Total revenues were affected by deferrals of $13 million and $15 million in the current period and the same period in 2019, respectively.
•	Net loss for the third quarter was ($7) million compared to $50 million net income for the same period in 2019.
•	Net (loss) income was affected by net deferrals of $8 million for the current period and the same period in 2019, respectively.
•	Diluted EPS for the third quarter was ($0.08) compared to $0.59 for the same period in 2019.
•	Diluted EPS was affected by net deferrals of $8 million, or $0.09 per share in the current period and the same period in 2019, respectively.
•	Adjusted EBITDA for the third quarter was $19 million compared to $111 million for the same period in 2019.
•	Adjusted EBITDA was affected by net deferrals of $8 million in the current period and the same period in 2019, respectively.
•

In addition to the adverse impact from the closure of HGV sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net income (loss), diluted EPS and Adjusted EBITDA:

•

$7 million or $0.08 per share benefit from an employee retention credit granted primarily under the CARES Act, primarily related to payments made to employees as a result of operational closures caused by the COVID-19 pandemic.

•	($1) million or ($0.01) per share impact related to the refunding of club transaction fees to accommodate Club Members impacted by the COVID-19 pandemic.

“We’re pleased to have resumed operations at the majority of our resorts and delivered positive adjusted EBITDA in the quarter,” said Mark Wang, president and CEO of Hilton Grand Vacations. “While we expect the pace of improvement to vary across our different resort destinations, we continue to make steady progress on the path to recovery and remain focused on driving business efficiency and maximizing our financial flexibility. As a result, we now expect to deliver positive adjusted free cash flow for the full-year 2020. Above all, we are committed to continuing to provide our guests with the highest levels of safety and service when they vacation with us.”

[1]

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

COVID-19 Update

As disclosed in HGV’s press release dated March 16, 2020, the Company has withdrawn its prior full-year 2020 Guidance due to the increased uncertainty created by the impact of COVID-19.

The COVID-19 pandemic has created an unprecedented and challenging environment. The Company’s current focus is on taking critical actions that are aimed at positioning the Company in a sound position from an operational, liquidity, credit access, and compliance perspective for a strong recovery when the impact of COVID-19 subsides. Management will continue to assess the evolving COVID-19 pandemic, including the various government mandates and orders that impact the re-opening of its properties and any new recommended or required business practices, and will take additional actions as appropriate.

As of October 2020, the Company has over three quarters of its resorts and sales centers open and currently operating. However, many of HGV’s resorts and sales centers are operating with significant capacity constraints and subject to various safety measures. As HGV responds to changes in tour flow, the Company intends to adjust its sales operations accordingly while complying with all applicable social distancing rules and its own safety measures.

While HGV plans to continue to re-open its resorts and resume business as conditions permit, the pandemic continues to be unprecedented and rapidly changing, and has unknown duration and severity. Further, various state and local government officials may issue new or revised orders that are different than current ones under which the Company is operating.

Accordingly, there remains significant uncertainty as to the degree of impact and duration of the conditions stemming from the ongoing pandemic on the Company’s revenues, net income (loss) and other operating results, as well as its business and operations generally.

Overview

For the quarter ended Sept. 30, 2020, diluted EPS was ($0.08) compared to $0.59 for the quarter ended Sept. 30, 2019. Net loss and Adjusted EBITDA were ($7) million and $19 million, respectively, for the quarter ended Sept. 30, 2020, compared to Net income and Adjusted EBITDA of $50 million and $111 million, respectively, for the quarter ended Sept. 30, 2019. Total revenues for the quarter ended Sept. 30, 2020, were $208 million compared to $466 million for the quarter ended Sept. 30, 2019.

Net loss and Adjusted EBITDA for the quarter ended Sept. 30, 2020, included a net deferral of $8 million relating to sales made at Ocean Tower at Hilton Grand Vacations Club Phase II and Maui Bay Villas projects, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2021 when it expects to complete these projects and recognize the net deferral impacts.

Segment Highlights – Third Quarter 2020

Real Estate Sales and Financing

For the quarter ended Sept. 30, 2020, Real Estate Sales and Financing segment revenues were $116 million, a decrease of 64.2% compared to the quarter ended Sept. 30, 2019. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues were $15 million and 12.9%, respectively, for the quarter ended Sept. 30, 2020, compared to $94 million and 29.0%, respectively, for the quarter ended Sept. 30, 2019. Real Estate Sales and Financing results in the third quarter of 2020 weakened due to a decrease in contract sales related to the ongoing impact of the COVID-19 pandemic on travel demand, along with ongoing related resort closures in several markets. As of Sept. 30, 2020, the Company had reopened over three quarters of its resorts and sales centers.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $8 million of net deferrals related to Ocean Tower Phase II and Maui Bay Villas projects for the quarter ended Sept. 30, 2020, and $8 million net deferrals related to The Central at 5th for the quarter ended Sept. 30, 2019, as previously discussed.

Contract sales for the quarter ended Sept. 30, 2020, decreased 67.5% to $117 million compared to the quarter ended Sept. 30, 2019. For the quarter ended Sept. 30, 2020, tours decreased 75.2% and VPG increased 25.0% compared to the quarter ended Sept. 30, 2019.

For the quarter ended Sept. 30, 2020, fee-for-service contract sales represented 57.3% of contract sales compared to 53.9% for the quarter ended Sept. 30, 2019.

Financing revenues for the quarter ended Sept. 30, 2020 decreased by $3 million compared to the quarter ended Sept. 30, 2019. This was driven by an 11.2% decrease in the net timeshare financing receivables portfolio offset by a 17 bps increase in the weighted average interest rate the Company receives on the portfolio compared to the same period in the prior year.

Resort Operations and Club Management

For the quarter ended Sept. 30, 2020, Resort Operations and Club Management segment revenue was $61 million, a decrease of 43.5% compared to the quarter ended Sept. 30, 2019. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenue were $30 million and 49.2%, respectively, for the quarter ended Sept. 30, 2020, compared to $62 million and 57.4%, respectively, for the quarter ended Sept. 30, 2019. Compared to the prior-year period, Resort Operations and Club Management results in the third quarter of 2020 decreased primarily due to a decrease in rental and ancillary services revenue related to the ongoing impact of the COVID-19 pandemic on travel demand, along with an associated reduction in usage-related fees from our members.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $10 billion at current pricing.

The total pipeline includes approximately $3 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $7 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 80% of the Company’s total pipeline. Approximately 32% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 20% of the Company’s total pipeline. Approximately 57% of the fee-for-service inventory pipeline is currently available for sale.

With 32% of the pipeline consisting of just-in-time inventory and 20% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $717 million as of Sept. 30, 2020, including $92 million of restricted cash.

As of Sept. 30, 2020, the Company had $1.262 billion of corporate debt, net outstanding with a weighted average interest rate of 3.08% and $837 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.17%.

As of Sept. 30, 2020, the Company’s liquidity position consisted of $625 million of unrestricted cash and available capacity of $39 million on the revolving credit facility and $450 million on the warehouse facility.

Free cash flow was $64 million for the nine months ended Sept. 30, 2020, compared to $104 million for the same period in the prior year. Adjusted free cash flow was $156 million for the nine months ended Sept. 30, 2020, compared to $142 million for the same period in the prior year.

As of Sept. 30, 2020, the Company’s net leverage ratio for covenant purposes was 2.14 and its interest coverage ratio for covenant purposes was 7.17.

Subsequent Events

On Oct. 15, 2020, HGV announced a workforce reduction plan in response to the continuing adverse impact of the COVID-19 pandemic and related government orders and mandates restricting travel and operations on the Company’s business and the travel and leisure industry in general. The reduction in force is expected to reduce HGV’s workforce by approximately 1,600 team members and better align the workforce with the evolving business needs.

The reduction in force is estimated to result in approximately $10 million to $12 million in restructuring and related expenses and charges, primarily related to employee severance, benefit and related costs. The Company expects to incur a majority of these costs during the last quarter of 2020. All restructuring and related expenses and charges are expected to result in cash expenditures.

Additionally, in October 2020, the Company repaid $100 million under their revolving credit facility.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2020	2019	2020	2019
Sales of VOIs (deferrals)	$(13)	$(15)	$(64)	$(49)
Sales of VOIs recognitions	—	—	—	—
Net Sales of VOIs (deferrals) recognitions	(13)	(15)	(64)	(49)
Cost of VOI sales (deferrals)(2)	(4)	(5)	(17)	(16)
Cost of VOI sales recognitions	—	—	—	—
Net Cost of VOI sales (deferrals) recognitions(2)	(4)	(5)	(17)	(16)
Sales and marketing expense (deferrals)	(1)	(2)	(9)	(7)
Sales and marketing expense recognitions	—	—	—	—
Net Sales and marketing expense (deferrals) recognitions	(1)	(2)	(9)	(7)
Net construction (deferrals) recognitions (1)	$(8)	$(8)	$(38)	$(26)

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$(7)	$—	$(47)
Interest expense	10	12	10	—	32
Income tax expense (benefit)	1	(8)	(5)	—	(12)
Depreciation and amortization	12	11	11	—	34
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	—	9
Other (gain) loss, net	(2)	3	(1)	—	—
Share-based compensation expense(3)	(2)	6	6	—	10
Other adjustment items(4)	5	5	4	—	14
Adjusted EBITDA	$33	$(19)	$19	$—	$33

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$(13)	$—	$(64)
Cost of VOI sales(2)	(13)	—	(4)	—	(17)
Sales, marketing, general and administrative expense	(7)	(1)	(1)	—	(9)
Net construction deferrals	$(27)	$(3)	$(8)	$—	$(38)

(1)	The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three and nine months ended Sept. 30, 2020 and 2019.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.
(3)

As of March 31, 2020, the Company determined that the performance conditions for its 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore the Company reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020. As of Sept. 30, 2020, the Company determined the performance conditions continue to be improbable of achievement and therefore no expense was recognized for its Performance RSUs in the current period.

(4)	For the three and nine months ended Sept. 30, 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items.

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$55	$39	$50	$72	$216
Interest expense	10	11	12	10	43
Income tax expense	20	15	20	2	57
Depreciation and amortization	8	12	12	12	44
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	1	3
EBITDA	94	78	94	97	363
Other (gain) loss, net	1	1	1	—	3
Share-based compensation expense	5	7	6	4	22
Other adjustment items (1)	2	4	10	4	20
Adjusted EBITDA	$102	$90	$111	$105	$408

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$(15)	$(35)	$(84)
Cost of VOI sales(2)	—	(11)	(5)	(11)	(27)
Sales, marketing, general and administrative expense	—	(5)	(2)	(5)	(12)
Net construction (deferrals) recognitions	$—	$(18)	$(8)	$(19)	$(45)

(1)	For the three and nine months ended Sept. 30, 2019, these amounts include costs associated with restructuring, one-time charges and other non-cash items.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

Conference Call

Hilton Grand Vacations will host a conference call on Oct. 29, 2020, at 11 a.m. (EDT) to discuss third quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through Nov. 5, 2020. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13697043. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by HGV’s forward-looking statements include: the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables; the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of its license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of HGV’s information technology systems and its ability to maintain data security; regulatory proceedings or litigation; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented and updated by the risk factors discussed in “Part II-Item 1A. Risk Factors” of HGV’s Quarterly Reports on Form 10-Q, as well as those described from time to time other periodic reports that it files with the SEC. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow less non-recourse debt activities, net.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.  While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2019, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING MARGIN DETAIL SCHEDULE	T-10
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$625	$67
Restricted cash	92	85
Accounts receivable, net	109	174
Timeshare financing receivables, net	1,012	1,156
Inventory	933	558
Property and equipment, net	488	778
Operating lease right-of-use assets, net	55	60
Investments in unconsolidated affiliates	49	44
Intangible assets, net	80	77
Other assets	101	80
TOTAL ASSETS	$3,544	$3,079
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$264	$298
Advanced deposits	119	115
Debt, net	1,262	828
Non-recourse debt, net	837	747
Operating lease liabilities	70	76
Deferred revenues	261	186
Deferred income tax liabilities	209	259
Total liabilities	3,022	2,509
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,086,548 shares issued and outstanding as of September 30, 2020 and 85,535,501 shares issued and outstanding as of December 31, 2019	1	1
Additional paid-in capital	186	179
Accumulated retained earnings	335	390
Total equity	522	570
TOTAL LIABILITIES AND EQUITY	$3,544	$3,079

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Sales of VOIs, net	$24	$138	$80	$383
Sales, marketing, brand and other fees	52	143	171	429
Financing	40	43	127	127
Resort and club management	39	45	122	130
Rental and ancillary services	20	54	77	173
Cost reimbursements	33	43	105	128
Total revenues	208	466	682	1,370
Expenses
Cost of VOI sales	8	24	21	92
Sales and marketing	79	188	297	544
Financing	13	14	39	39
Resort and club management	9	11	27	34
Rental and ancillary services	24	36	85	108
General and administrative	22	30	65	87
Depreciation and amortization	11	12	34	32
License fee expense	11	26	39	75
Cost reimbursements	33	43	105	128
Total operating expenses	210	384	712	1,139
Interest expense	(10)	(12)	(32)	(33)
Equity in (losses) earnings from unconsolidated affiliates	(1)	1	3	4
Other gain (loss), net	1	(1)	—	(3)
(Loss) Income before income taxes	(12)	70	(59)	199
Income tax benefit (expense)	5	(20)	12	(55)
Net (loss) income	$(7)	$50	$(47)	$144
(Loss) Earnings per share:
Basic	$(0.08)	$0.59	$(0.55)	$1.61
Diluted	$(0.08)	$0.59	$(0.55)	$1.60

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Activities
Net (loss) income	$(7)	$50	$(47)	$144
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11	12	34	32
Amortization of deferred financing costs, contract costs and other	4	4	13	12
Provision for financing receivables losses	12	22	57	60
Other (gain) loss, net	(1)	1	—	3
Share-based compensation	6	6	10	18
Deferred income tax benefit	(19)	(12)	(50)	(21)
Equity in losses (earnings) from unconsolidated affiliates	1	(1)	(3)	(4)
Net changes in assets and liabilities:
Accounts receivable, net	(35)	20	65	17
Timeshare financing receivables, net	29	(37)	87	(79)
Inventory	(23)	5	(59)	(6)
Purchases and development of real estate for future conversion to inventory	(8)	(27)	(27)	(107)
Other assets	8	3	(25)	(24)
Accounts payable, accrued expenses and other	24	23	(48)	20
Advanced deposits	3	4	4	11
Deferred revenues	(7)	2	75	70
Net cash (used in) provided by operating activities	(2)	75	86	146
Investing Activities
Capital expenditures for property and equipment	(2)	(8)	(6)	(25)
Software capitalization costs	(5)	(7)	(16)	(17)
Investments in unconsolidated affiliates	(2)	—	(2)	(2)
Net cash used in investing activities	(9)	(15)	(24)	(44)
Financing Activities
Issuance of debt	—	45	495	455
Issuance of non-recourse debt	—	350	495	365
Repayment of debt	(2)	(167)	(62)	(272)
Repayment of non-recourse debt	(90)	(248)	(403)	(327)
Debt issuance costs	(2)	(4)	(8)	(6)
Repurchase and retirement of common stock	—	(12)	(10)	(283)
Payment of withholding taxes on vesting of restricted stock units	(1)	—	(3)	(3)
Proceeds from employee stock plan purchases	1	—	1	2
Other financing activity	(1)	—	(2)	(2)
Net cash (used in) provided by financing activities	(95)	(36)	503	(71)
Net (decrease) increase in cash, cash equivalents and restricted cash	(106)	24	565	31
Cash, cash equivalents and restricted cash, beginning of period	823	187	152	180
Cash, cash equivalents and restricted cash, end of period	$717	$211	$717	$211

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$(2)	$75	$86	$146
Capital expenditures for property and equipment	(2)	(8)	(6)	(25)
Software capitalization costs	(5)	(7)	(16)	(17)
Free Cash Flow	(9)	60	64	104
Non-recourse debt activity, net	(90)	102	92	38
Adjusted Free Cash Flow	$(99)	$162	$156	$142

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Real estate sales and financing	$116	$324	$378	$939
Resort operations and club management	61	108	209	332
Total Segment revenues	177	432	587	1,271
Cost reimbursements	33	43	105	128
Intersegment eliminations	(2)	(9)	(10)	(29)
Total revenues	$208	$466	$682	$1,370

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(7)	$50	$(47)	$144
Interest expense	10	12	32	33
Income tax (benefit) expense	(5)	20	(12)	55
Depreciation and amortization	11	12	34	32
Interest expense and depreciation and amortization included in equity in (losses) earnings from unconsolidated affiliates	1	—	2	2
EBITDA	10	94	9	266
Other (gain) loss, net	(1)	1	—	3
Share-based compensation expense(1)	6	6	10	18
Other adjustment items(2)	4	10	14	16
Adjusted EBITDA	$19	$111	$33	$303

Adjusted EBITDA:
Real estate sales and financing(3)	$15	$94	$16	$243
Resort operations and club management(3)	30	62	100	193
Segment Adjusted EBITDA	45	156	116	436
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	—	1	5	6
License fee expense	(11)	(26)	(39)	(75)
General and administrative(4)	(15)	(20)	(49)	(64)
Adjusted EBITDA	$19	$111	$33	$303
Adjusted EBITDA margin %	9.1%	23.8%	4.8%	22.1%
EBITDA margin %	4.8%	20.2%	1.3%	19.4%

(1)

As of March 31, 2020, we determined that the performance conditions for our 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020. As of September 30, 2020, we determined the performance conditions continue to be improbable of achievement and therefore no expense was recognized for our Performance RSUs in the current period.

(2)	For the three and nine months ended September 30, 2020 and 2019, this amount includes costs associated with restructuring, one-time charges, and other non-cash items.
(3)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(4)	Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Tour flow	25,488	102,911	98,263	287,267
VPG	$4,205	$3,363	$3,763	$3,464
Owned contract sales mix	42.7%	46.1%	45.5%	45.6%
Fee-for-service contract sales mix	57.3%	53.9%	54.5%	54.4%

Contract sales	$117	$360	$396	$1,045
Adjustments:
Fee-for-service sales(1)	(67)	(194)	(216)	(569)
Provision for financing receivables losses	(12)	(22)	(57)	(60)
Reportability and other:
Net deferral (recognition) of sales of VOIs under construction(2)	(13)	(15)	(64)	(49)
Fee-for-service sale upgrades, net	4	15	13	39
Other(3)	(5)	(6)	8	(23)
Sales of VOIs, net	$24	$138	$80	$383

Sales, marketing, brand and other fees	$52	$143	$171	$429
Less:
Marketing revenue and other fees	11	34	40	102
Commissions and brand fees	41	109	131	327
Sales of VOIs, net	24	138	80	383
Sales revenue	65	247	211	710
Less:
Cost of VOI sales	8	24	21	92
Sales and marketing expense, net(4)	66	145	247	415
Real estate margin	$(9)	$78	$(57)	$203
Real estate margin percentage	(13.8)%	31.6%	(27.0)%	28.6%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Just-in-time Contract Sales Mix	20%	15%	22%	17%
Fee-For-Service Contract Sales Mix	57%	54%	55%	54%
Total Capital-Efficient Contract Sales Mix	77%	69%	77%	71%

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest income	$34	$37	$108	$109
Other financing revenue	6	6	19	18
Financing revenue	40	43	127	127
Consumer financing interest expense	9	8	23	22
Other financing expense	4	6	16	17
Financing expense	13	14	39	39
Financing margin	$27	$29	$88	$88
Financing margin percentage	67.5%	67.4%	69.3%	69.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

			Twelve Months Ended September 30,
			2020	2019
Total members			327,558	321,539
Net Owner Growth (NOG)			6,019	17,147
Net Owner Growth % (NOG%)			1.9%	5.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Club management revenue	$23	$28	$70	$80
Resort management revenue	16	17	52	50
Resort and club management revenues	39	45	122	130
Club management expense	6	6	18	20
Resort management expense	3	5	9	14
Resort and club management expenses	9	11	27	34
Resort and club management margin	$30	$34	$95	$96
Resort and club management margin percentage	76.9%	75.6%	77.9%	73.8%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Rental revenues	$19	$48	$71	$153
Ancillary services revenues	1	6	6	20
Rental and ancillary services revenues	20	54	77	173
Rental expenses	23	30	77	89
Ancillary services expense	1	6	8	19
Rental and ancillary services expenses	24	36	85	108
Rental and ancillary services margin	$(4)	$18	$(8)	$65
Rental and ancillary services margin percentage	(20.0)%	33.3%	(10.4)%	37.6%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales of VOIs, net	$24	$138	$80	$383
Sales, marketing, brand and other fees	52	143	171	429
Financing	40	43	127	127
Real estate sales and financing segment revenues	116	324	378	939
Cost of VOI sales	(8)	(24)	(21)	(92)
Sales and marketing	(79)	(188)	(297)	(544)
Financing	(13)	(14)	(39)	(39)
Marketing package stays	(2)	(9)	(10)	(29)
Share-based compensation	1	2	4	4
Other adjustment items	—	3	1	4
Real estate sales and financing segment adjusted EBITDA	$15	$94	$16	$243
Real estate sales and financing segment adjusted EBITDA margin percentage	12.9%	29.0%	4.2%	25.9%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Resort and club management	$39	$45	$122	$130
Rental and ancillary services	20	54	77	173
Marketing package stays	2	9	10	29
Resort and club management segment revenue	61	108	209	332
Resort and club management	(9)	(11)	(27)	(34)
Rental and ancillary services	(24)	(36)	(85)	(108)
Share-based compensation	1	1	1	2
Other adjustment items	1	—	2	1
Resort and club segment adjusted EBITDA	$30	$62	$100	$193
Resort and club management segment adjusted EBITDA margin percentage	49.2%	57.4%	47.8%	58.1%